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                                                                     EXHIBIT 5.1

GRAY CARY WARE &
  FREIDENRICH
  A PROFESSIONAL CORPORATION

Attorneys at Law
400 Hamilton Avenue
Palo Alto, CA 94301-1825
Tel: (415) 328-6561
Fax: (415) 327-3699
http://www.gcwf.com

                                January 31, 1997

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     RE:  PROTEIN DESIGN LABS, INC.
        REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     As counsel to Protein Design Labs, Inc. (the "Company"), we are rendering this opinion in connection with a proposed sale of those certain shares of the Company's newly-issued Common Stock and those certain additional shares of the Company's Common Stock held by a certain stockholder as set forth in the Registration Statement on Form S-3 to which this opinion is being filed as
Exhibit 5.1, as well as any shares of newly-issued Common Stock set forth in a related Registration Statement filed pursuant to Rule 462 (the "Shares"). We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     We express no opinion with respect to (i) the availability of equitable remedies, including specific performance, or (ii) the effect of bankruptcy, insolvency, reorganization, moratorium or equitable principles relating to or limiting creditors' rights generally.

     Based on such examination, we are of the opinion that the Shares identified in the above-referenced Registration Statements will be, upon effectiveness of the Registration Statements and receipt by the Company of payment therefor, validly authorized, legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statements and to the use of our name wherever it appears in said Registration Statements, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.

                                          Respectfully submitted,

                                          /s/   Gray Cary Ware & Freidenrich

                                          GRAY CARY WARE & FREIDENRICH
                                          A Professional Corporation
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